                                                                   EXHIBIT 23.17

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

     We hereby consent to the use of Annex III containing our opinion letter dated July 7, 1998 (the "Opinion") to the Board of Directors of Chancellor Media Corporation ("Chancellor") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 of Chancellor relating to the proposed business combination of Chancellor and Ranger Equity Holdings Corporation ("LIN") and to the references to our firm name in the Joint Proxy Statement/Prospectus in connection with references to the Opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.

Dated:  February 11, 1999

                                               Morgan Stanley & Co. Incorporated



                                               By:   /s/ PAUL J. TAUBMAN
                                                     ---------------------------
                                                     Name:  Paul J. Taubman
                                                     Title: Managing Director